UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

MIDCAROLINA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-49848	55-6144577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street Burlington, North Carolina	27216
(Address of principal executive offices )	(Zip Code)

Registrant’s telephone number, including area code: (336) 538-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensation Arrangements with Certain Officers

On May 27, 2008, the Registrant’s subsidiary bank, MidCarolina Bank (the “Bank”) entered into an Employment Agreement and a Restated Salary Continuation Agreement with each of Charles T. Canaday (the Bank’s and Registrant’s Chief Executive Officer), Christopher B. Redcay (the Bank’s and Registrant’s Chief Financial Officer), and R. Craig Patterson (the Bank’s and Registrant’s Chief Credit Officer). Each of the agreements previously had been approved by the Registrant’s independent Compensation Committee.

Employment Agreements. The Employment Agreements provide for base salary and other benefits as follows:

Name of Officer	Base Salary	Other Benefits
Charles T. Canaday	$230,000	Payment of club dues and $400 per month car allowance
Christopher B. Redcay	151,200	$1,800 annual car allowance
R. Craig Patterson	143,000	N/A

Mr. Canaday’s agreement provides for an initial term of three years which will be extended for one additional year on each anniversary date of the agreement, subject the Bank’s right to discontinue those automatic extensions by written notice.

The agreements with Mr. Redcay and Mr. Patterson do not obligate the Bank to employ either officer for any definite term and may be terminated by the Bank at any time upon written notice. The Bank is not obligated to pay any compensation to those two officers following a termination of their employment, whether voluntary or involuntary, and for any reason, except following a “change in control” of Registrant or the Bank as described below.

Under each of the three agreements, if, within two years following a change in control, an officer’s employment is terminated involuntarily without “cause,” or the officer terminates his own employment with “good reason,” the Bank will be obligated to pay “special consideration” to the officer as follows:

Name of Officer	Special Consideration
Charles T. Canaday	Three times the average of the officer’s base salary and cash bonus for the preceding 3 years, payable in monthly payments for 24 months

Christopher B. Redcay	Two times the average of the officer’s base salary and cash bonus for the preceding 3 years, payable in monthly payments for 24 months

R. Craig Patterson	Two times the sum of the officer’s base salary plus the average of his cash bonus for the preceding 3 years, payable in monthly payments for 24 months

In consideration of the above payments, the officer will be restricted from competing against the Bank within a defined geographic area for a period of two years following termination of his employment.

As defined in the agreements, “good reason” generally includes a material reduction in compensation or authority, a material geographic change in the officer’s workplace, or any breach of the employment agreement not cured by the Bank within 30 days following notice from the officer.

In connection with certain other terminations of the officers’ employment, the agreements give the Bank the right to elect for the officers to be restricted from competing against the Bank for a period of two years in return for the Bank’s payment to them of “special consideration” as described below.

If, within two years following a change in control, if either officer terminates his own employment without good reason, the Bank may elect for the restriction on his ability to compete to apply in return for payments to the officer as follows:

Name of Officer	Special Consideration
Charles T. Canaday	Two times the average of the officer’s base salary and cash bonus for the preceding 3 years, payable in monthly payments for 24 months

Christopher B. Redcay	Two times the average of the officer’s base salary and cash bonus for the preceding 3 years, payable in monthly payments for 24 months

R. Craig Patterson	Two times the sum of the officer’s base salary plus the average of his cash bonus for the preceding 3 years, payable in monthly payments for 24 months

Under the agreements with Mr. Canaday and Mr. Redcay, following any involuntary termination of either officer’s employment without cause, or his voluntary termination for any reason, other than following a change in control, the Bank may elect for the restriction on competition to apply in return for payments to the officer in an aggregate amount equal to two times the average of his base salary and cash bonus for the preceding three years, payable in monthly payments for 24 months.

Salary Continuation Agreements. The Restated Salary Continuation Agreements replace previously existing agreements with the three officers dated October 1, 2004. The restated agreements effect changes in the previous agreements that are intended primarily to conform the agreements to the requirements of Section 409A of the Internal Revenue Code.

The purpose of the agreements is to provide retirement benefits through payment of an annual benefit for life to each of the officers who retires from his employment with the Bank on or after age 65. Under generally accepted accounting principles, the Bank accrues a liability on its books each year for its obligation to each officer under his agreement. These accruals are in amounts such that, at each officer’s normal retirement age, his or her “accrual balance” will equal the then-current present value of the officer’s normal retirement benefits for his expected lifetime. Each officer’s accrual balance increases each year by a level principal amount, plus interest computed at an assumed discount rate which may be changed from time to time to maintain the rate within reasonable standards under generally accepted accounting principles. An officer’s accrual balance at the time of any termination of employment prior to normal retirement age will be the amount accrued on the Bank’s books at that time for its liability to the officer.

Under each of the agreements, following the termination of an officer’s employment on or after age 65, the Bank will pay the officer an annual benefit of $70,000, payable in monthly payments for his lifetime.

If an officer’s employment terminates before age 65 for any reason other than for cause, death, or following a change in control, the Bank will pay the officer a reduced benefit specified in his agreement, in monthly payments for his lifetime. Those payments will begin when the officer reaches age 65 or seven months following the early termination of employment, whichever is later; or, in the case of termination as a result of an officer’s disability, payments will begin following the expiration of six months from the termination of the officer’s employment.

If an officer dies while employed by the Bank, or following termination of employment under circumstances such that he is entitled to a benefit under his agreement, the Bank will pay to the officer’s designated beneficiary, or to his estate if no beneficiary has been designated, in a lump sum, the amount of the officer’s accrual balance on the Bank’s books at the time of the officer’s death.

If, within 12 months following a change in control of the Bank or Registrant, an officer’s employment is terminated involuntarily “without cause,” or the officer terminates his own employment with “good reason,” the Bank will be obligated to pay to the officer, in a lump sum, an amount equal to his projected accrual balance at age 65 ($723,065), without discount for the time-value of money.

If a change in control occurs after an officer has begun receiving benefit payments under his agreement, or following termination of his employment but before the commencement of benefit payments, the Bank will be obligated to pay to the officer, in a lump sum, the amount of his remaining accrual balance on the Bank’s books related to the benefit he is receiving or is entitled to receive.

No benefits are payable to an officer under his agreement if his employment is terminated for cause.

Termination of Severance Agreements. On May 27, 2008, in connection with their entry into the Employment Agreements described above, existing Severance Agreements dated March 11, 2005, between the Bank and each of Messrs. Canaday, Redcay and Patterson were terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION
(Registrant)

Date: June 2, 2008	By:	/S/ Christopher B. Redcay
Christopher B. Redcay
Chief Financial Officer

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